UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐  Soliciting Material Pursuant to §240.14a-12.

GREENMAN TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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GREENMAN TECHNOLOGIES, INC.
205 South Garfield
Carlisle, Iowa 50047

NOTICE OF ANNUAL
MEETING OF STOCKHOLDERS
To Be Held April 7, 2009

To Our Stockholders:

The Annual Meeting of Stockholders (the “Meeting”) of GreenMan Technologies, Inc., a Delaware corporation (together with its subsidiaries, “we”, “us” or “our”), will be held on Tuesday, April 7, 2009, at 3:00 P.M. in the Youngstown Room at the Sleep Inn & Suites, 5850 Morning Star Court, Pleasant Hill, Iowa 50327 for the following purposes:

1.	To elect four members of our Board of Directors;

2.
To consider and act upon a proposal to ratify the selection of the firm of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors for the fiscal year ending September 30, 2009; and

3.	To transact such other business as may properly come before the Meeting and any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on February 13, 2009 are entitled to notice of and to vote at the Meeting.  A complete list of stockholders entitled to vote at the Meeting shall be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours from March 6, 2009 until the Meeting at our principal executive offices. The list will also be available at the Meeting.

All stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors

Lyle Jensen
Chief Executive Officer
March 10, 2009

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

Requests for additional copies of the proxy materials and our Annual Report for the fiscal year ended September 30, 2008 should be addressed to Shareholder Relations, GreenMan Technologies, Inc., 205 South Garfield, Carlisle, Iowa 50047. This material will be furnished without charge to any stockholder requesting it.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 7, 2009:  The Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the year ended September 30, 2008 are available at www.greenman.biz.

GREENMAN TECHNOLOGIES, INC.
205 South Garfield
Carlisle, Iowa 50047

PROXY STATEMENT

March 10, 2009

Proxies in the form enclosed with this proxy statement are solicited by our Board of Directors (the “Board of Directors”) at our expense for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at 3:00 P.M. on Tuesday, April 7, 2009, in the Youngstown Room at the Sleep Inn & Suites, 5850 Morning Star Court, Pleasant Hill, Iowa 50327.

Only stockholders of record as of February 13, 2009 will be entitled to vote at the Meeting and any adjournments thereof. As of that date, 30,880,435 shares of our Common Stock, par value $.01 per share, were issued and outstanding. The holders of our common stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy.

Execution of a proxy will not in any way affect a stockholder’s right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by attending the Meeting and voting in person or filing with our Secretary either a written instrument revoking the proxy or another executed proxy bearing a later date.

All properly executed proxies returned in time to be counted at the Meeting will be voted. With respect to the election of our Board of Directors, shares represented by proxies will be voted as stated below under “Election of Directors.” Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee’s name on the space provided on the proxy. In addition to the election of Directors, the stockholders will consider and vote upon a proposal to ratify the selection of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to such matter, the shares represented by the proxy will be voted in accordance with the specification.  If no specification is made the shares represented by the proxy will be voted FOR the proposal.

The representation in person or by proxy of a majority of the outstanding shares of our common stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. The proposal to ratify the selection of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Meeting. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter.

The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Our Annual Report, containing financial statements for fiscal year ended September 30, 2008 is being mailed contemporaneously with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about March 10, 2009.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 13, 2009:

•	by each of our directors and executive officers;
•	by all of our directors and executive officers as a group; and
•	by each person (including any “group” as used in Section 13(d) of the Securities Exchange Act of 1934) who is known by us to own beneficially 5% or more of the outstanding shares of common stock.

Unless otherwise indicated below, to the best of our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. As of February 13, 2009, 30,880,435 shares of our common stock were issued and outstanding.

Security Ownership of Management and Directors

Name (1)	Number of Shares Beneficially Owned (2)	Percentage of Class (2)
Dr. Allen Kahn (3)	4,371,931	14.15%
Maurice E. Needham (4)	1,672,301	5.36%
Lyle Jensen (5)	1,213,522	3.86%
Charles E. Coppa (6)	688,228	2.21%
Nicholas DeBenedictis (7)	822,454	2.66%
Lew F. Boyd (8)	293,678	0.95%

All officers and directors as a group (6 persons)	9,062,114	28.14%

Security Ownership of Certain Beneficial Owners

Name (1)	Number of Shares Beneficially Owned (2)	Percentage of Class (2)
Laurus Master Fund, Ltd. (9)	1,540,934	4.99%
___________________________
(1)	Except as noted, each person’s address is care of GreenMan Technologies, Inc., 205 South Garfield, Carlisle, Iowa 50047.
(2)
Pursuant to the rules of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3)	Includes 23,500 shares of common stock issuable pursuant to immediately exercisable stock options.
(4)	Includes 343,962 shares of common stock issuable pursuant to immediately exercisable stock options. Also includes 59,556 shares of common stock owned by Mr. Needham’s wife.
(5)	Includes 578,500 shares of common stock issuable pursuant to immediately exercisable stock options.
(6)	Includes 301,300 shares of common stock issuable pursuant to immediately exercisable stock options.
(7)
Includes 371,000 shares of common stock owned by Mr. DeBenedictis’ wife and 54,000 shares of common stock issuable pursuant to immediately exercisable stock options.  Mr. DeBenedictis resigned from the Board of Directors on February 25, 2009.

(8)	Includes 17,500 shares of common stock issuable pursuant to immediately exercisable stock options.

(9)
Laurus Master Fund, Ltd. holds warrants to purchase up to 4,811,906 shares of common stock that are exercisable (subject to the following sentence) at an exercise price of $.01 per share. The warrants are not exercisable, however, to the extent that (a) the number of shares of our common stock held by Laurus and (b) the number of shares of our common stock issuable upon exercise of the warrant would result in beneficial ownership by Laurus of more than 4.99% of our outstanding shares of common stock. Laurus may waive these provisions, or increase or decrease that percentage, with respect to the warrant on 61 days’ prior notice to us. Unless and until Laurus waives these provisions, then Laurus beneficially owns 1,540,934 shares of our common stock issuable pursuant to underlying warrant. Laurus’ address is 335 Madison Avenue, New York, New York 10017.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to Proposal No. 1, the four nominees listed below will be nominated to serve until the next Annual Meeting of Stockholders and until their successors are elected. Officers are elected by and serve at the discretion of the Board of Directors, subject to their employment contracts.

Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) FOR the election of all nominees. The Board of Directors knows of no reason why any such nominees should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number.

The following information is set forth with respect to each nominee for election as a director.

Nominee’s Name	Position(s) Held	Year Term Will Expire

Maurice E. Needham	Chairman of the Board of Directors	2010
Lyle Jensen	Chief Executive Officer, President and Director	2010
Dr. Allen Kahn	Director	2010
Lew F. Boyd	Director	2010

Nicholas DeBenedictis resigned from the Board of Directors on February 25, 2009.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

Occupations of Directors and Executive Officers

The following table sets forth all of the candidates for election of directors at the Meeting, and our executive officers, their ages, and the positions held by each such person within our company.

Our directors, nominees and executive officers are as follows:

Name	Age	Position
Maurice E. Needham	68	Chairman of the Board of Directors
Lyle Jensen	58	Chief Executive Officer; President; Director
Charles E. Coppa	45	Chief Financial Officer; Treasurer; Secretary
Dr. Allen Kahn	87	Director
Lew F. Boyd	63	Director

Each director is elected for a period of one year at the annual meeting of stockholders and serves until his or her successor is duly elected by the stockholders.  The officers are appointed by and serve at the discretion of the Board of Directors. During fiscal 2007, the Board agreed that each outside director would receive $2,500 per quarter in recognition of the increased frequency of telephonic Board meetings. Previously, outside directors received $2,500 per meeting attended.  Effective on January 1, 2008, the Board increased the quarterly fee to $5,000.

All members of the Board of Directors attended last year’s annual meeting, and we expect that all of the Board members will attend this year’s Annual Meeting.

We have established an Audit Committee consisting of Mr. Boyd (Interim Chair) and Dr. Kahn, and a Compensation Committee consisting of Messrs. Boyd (Chair) and Needham. Mr. DeBenedictis resigned from the Board of Directors and the Audit and Compensation Committees on February 25, 2009.  As a result of Mr. DeBenedictis’ resignation, Mr. Boyd will serve as Interim Chairman of the Audit Committee. Our Board of Directors has determined that as a result of Mr. DeBenedictis’ resignation the Audit Committee does not have an “audit committee financial expert” within the meaning given that term by Item 407(d)(5) of Regulation S-K. Our common stock is traded on the OTC Bulletin Board under the symbol “GMTI” and we are not currently subject to the listing requirements of any national securities exchange.

MAURICE E. NEEDHAM has been Chairman since June 1993. From June 1993 to July 21, 1997, Mr. Needham also served as Chief Executive Officer.  He has also served as a Director of Comtel Holdings, an electronics contract manufacturer since April 1999.  He previously served as Chairman of Dynaco Corporation, a manufacturer of electronic components which he founded in 1987. Prior to 1987, Mr. Needham spent 17 years at Hadco Corporation, a manufacturer of electronic components, where he served as President, Chief Operating Officer and Director.

LYLE JENSEN has been a Director since May 2002. On April 12, 2006, Mr. Jensen became our Chief Executive Officer. Mr. Jensen previously was Executive Vice President/Chief Operations Officer of Auto Life Acquisition Corporation, an automotive aftermarket leader of fluid maintenance equipment.  Prior to that he was a Business Development and Operations consultant after holding executive roles as Chief Executive Officer and minority owner of Comtel and Corlund Electronics, Inc.  He served as President of Dynaco Corporation from 1988 to 1997; General Manager of Interconics from 1984 to 1988 and various financial and general management roles within Rockwell International from 1973 to 1984.

CHARLES E. COPPA has served as Chief Financial Officer, Treasurer and Secretary since March 1998.  From October 1995 to March 1998, he served as Corporate Controller.  Mr. Coppa was Chief Financial Officer and Treasurer of Food Integrated Technologies, a publicly-traded development stage company from July 1994 to October 1995.  Prior to joining Food Integrated Technologies, Inc., Mr. Coppa served as Corporate Controller for Boston Pacific Medical, Inc., a manufacturer and distributor of disposable medical products, and Corporate Controller for Avatar Technologies, Inc., a computer networking company.

ALLEN KAHN, M.D., has been a Director since March 2000. Dr. Kahn operated a private medical practice in Chicago, Illinois, which he founded in 1953 until his retirement in October 2002. Dr. Kahn has been actively involved as an investor in “concept companies” since 1960. From 1965 through 1995 Dr. Kahn served as a member of the Board of Directors of Nease Chemical Company (currently German Chemical Company), Hollymatic Corporation and Pay Fone Systems (currently Pay Chex, Inc.).

LEW F. BOYD has been a Director since August 1994. Mr. Boyd is the founder and since 1985 has been the Chief Executive Officer of Coastal International, Inc., an international business development and executive search firm, specializing in the energy and environmental sectors.  Previously, Mr. Boyd had been Vice President/General Manager of the Renewable Energy Division of Butler Manufacturing Corporation and had served in academic administration at Harvard and Massachusetts Institute of Technology.

Certain Relationships and Related Transactions

Item 404(a) of Regulation S-K requires that we disclose any transaction or proposed transaction in which we are a participant and in which any related person has or will have a direct or indirect material interest involving more than the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at the end of each of the last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the our common stock, or an immediate family member of any of those persons.

As a result of the divestiture of our tire recycling operations on November 17, 2008, all related party transactions noted below have been terminated.

We rented several pieces of equipment on a monthly basis from Valley View Farms, Inc. and Maust Asset Management, LLC, two companies co-owned by one of our employees. We have entered into three equipment operating lease agreements with Maust Asset Management.  Under these leases, we were required to pay between $1,500 and $2,683 per month rental and had the ability to purchase the equipment at the end of the lease for between $12,000 and $16,000. Rent expense associated with payments made to the two companies for the fiscal years ended September 30, 2008 and 2007 was $82,858 and $187,554, respectively.

During fiscal 2007, we entered into a new capital lease agreement with Maust Asset Management for equipment valued at $64,719. We were required to pay rent of $1,614 per month and had the ability to purchase the equipment at the end of the lease for $8,512.

During fiscal 2008, we entered into 2 new capital lease agreements with Maust Asset Management for equipment valued at $358,548. Under the terms of the leases we were required to pay between $2,974 and $5,000 per month rental for a period of 60 months from inception. We had the ability to purchase the equipment at the end of each lease for $1 per unit.

In April 2003, our Iowa subsidiary entered into a ten-year lease agreement with Maust Asset Management for our Iowa facility.  Under the lease, monthly rent payments of $8,250 plus real estate taxes were required for the first five years, increasing to $9,000 plus real estate taxes per month for the remaining five years. The lease also provided us a right of first refusal to purchase the land and buildings at fair market value during the term of the lease. Maust Asset Management acquired the property from the former lessor. In April 2005, our Iowa subsidiary entered into an eight-year lease agreement with Maust Asset Management for approximately three acres adjacent to our existing Iowa facility.  Under that lease, monthly rent payments of $3,500 were required. For the fiscal years ended September 30, 2008 and 2007, payments made in connection with these leases amounted to $168,180 and $179,203, respectively.

During March 2004, our Minnesota subsidiary sold all of its land and buildings to an entity co-owned by one of our employees for $1,400,000, realizing a gain of $437,337 which has been recorded as unearned income and classified as a non current liability in the accompanying financial statements. Simultaneous with the sale, we entered into an agreement to lease the property back for a term of 12 years at an annual rent of $195,000, increasing to $227,460 over the term of the lease. The gain was being recognized as income ratably over the term of the lease. The lease provided for two additional four year extensions. The building lease is classified as a capital lease at September 30, 2008 valued at $1,036,000 with the portion allocated to land treated as an operating lease. For the fiscal years ended September 30, 2008 and 2007, payments made in connection with this lease amounted to $257,429 and $241,539, respectively.

All transactions, including loans, between us and our officers, directors, principal stockholders, and their affiliates are approved by a majority of the independent and disinterested outside directors on the Board of Directors. Management believes these transactions were consummated on terms no less favorable to us than could be obtained from unaffiliated third parties.

Code of Ethics

On May 28, 2005, we adopted a code of ethics which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted our code of ethics on our corporate website, www.greenman.biz.

Board Meetings

Our Board of Directors met 12 times, in person or by telephone, during the fiscal year ended September 30, 2008. None of the directors attended fewer than 75% of the meetings held during the period. There were no actions taken by unanimous consent in lieu of a meeting during the fiscal year ended September 30, 2008.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee and a Compensation Committee.

Audit Committee: The Audit Committee of the Board of Directors acts to: (i) acquire a complete understanding of our audit functions; (ii) review with management and our independent accountants our finances, financial condition and interim financial statements; (iii) review with the independent accountants our year-end financial statements; and (iv) review implementation with the independent accountants and management any action recommended by our independent accountants. The Audit Committee met 4 times during the fiscal year ended September 30, 2008. None of the members of the Audit Committee attended fewer than 75% of the meetings held during the period.

A copy of the Audit Committee charter is available at www.greenman.biz.  The two members of the Audit Committee are “independent” within the meaning given to the term by Section 803 of the American Stock Exchange Company Guide.

Report of the Audit Committee

The Audit Committee has reviewed and discussed our audited consolidated balance sheets and statements of operations, cash flows and stockholders’ deficit for the fiscal year ended September 30, 2008 and 2007 with management. The Audit Committee has discussed with our independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

The Audit Committee has also received and reviewed written disclosures and the letter from Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as required by Independent Standards Board No. 1 and has discussed with Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Lew Boyd   (Interim Chairman)      Dr. Allen Kahn

Compensation Committee: The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and reviews and approves the compensation arrangements for all other officers. The Compensation Committee met 5 times during the fiscal year ended September 30, 2008. None of the members of the Compensation Committee attended fewer than 75% of the meetings held during the period. A copy of the Compensation Committee charter is available at www.greenman.biz.  The two members of the Compensation Committee are “independent” within the meaning given to the term by Section 803 of the American Stock Exchange Company Guide.

Our Board of Directors has not established a nominating committee. Our Board believes that each of our current members should, and do, participate in the consideration of director nominees. The policy of our Board is to consider director candidates recommended by our stockholders. Stockholders wishing to nominate director candidates must comply with certain procedures and notice requirements set forth in our By-Laws. Nominations must be submitted in writing to our principal executive office on a timely basis and must contain certain information set forth in our By-Laws. See “Advance Notice Procedures” below. Our Board has not established a formal charter regarding the nomination and consideration of director candidates. We expect to establish a Nominating and Governance Committee, and a charter governing its operations, in fiscal 2009. When adopted, the charter will be posted on our corporate website.

Stockholders may communicate directly with members of our Board of Directors by sending a letter or other written communication to The Chairman of the Board (or, if applicable to an individual director by name), in care of the Corporate Secretary, GreenMan Technologies, Inc., 205 South Garfield, Carlisle, Iowa 50047. Our current policy is to forward all communications to the Chairman of the Board or the individually named director, if applicable, but we reserve the right to modify that policy in the future.

Executive and Director Compensation

Summary Compensation Table

The following table summarizes the compensation paid or accrued for services rendered during the fiscal years ended September 30, 2008 and September 30, 2007, to our Chief Executive Officer and our Chief Financial Officer. We did not grant any restricted stock awards or stock appreciation rights or make any long-term plan payouts during the periods indicated.

	Annual Compensation			Option	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Awards (1)(2)	Compensation(3)	Total
Lyle Jensen Chief Executive Officer	2008 2007	$250,000 195,000	$150,000 212,000	$39,200 32,466	$23,923 17,901	$463,123 457,367

Charles E. Coppa Chief Financial Officer	2008 2007	$158,625 150,000	$75,000 51,000	$ -- 10,533	$12,760 11,912	$246,385 223,445

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal years ended September 30, 2008 and September 30, 2007, in accordance with SFAS 123(R) for all stock options granted in such fiscal years. The calculation in the table above excludes all assumptions with respect to forfeitures. There can be no assurance that the amounts set forth in the Option Awards column will ever be realized. A forfeiture rate was used in the expense calculation in the financial statements.

(2)
Options granted have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant with the exception of the options to purchase 225,000 shares granted to Mr. Jensen which pursuant to the terms of his employment, vest immediately on the date of grant and have a ten year term.

(3)	Represents payments made to or on behalf of Messrs. Jensen and Coppa for health, life and disability insurance and auto allowances.

Employment Agreements

On April 12, 2006, we entered into a five-year employment agreement with Mr. Jensen pursuant to which Mr. Jensen will receive a base salary of $195,000 per year. The agreement automatically renews for one additional year upon each anniversary, unless notice of non-renewal is given by either party.  We may terminate the agreement without cause on 30 days’ prior notice.  The agreement provides for payment of twelve months’ salary and certain benefits as a severance payment for termination without cause. Any increases in Mr. Jensen’s base salary will be made in the discretion of the Board of Directors upon the recommendation of the Compensation Committee. Mr. Jensen also received a relocation allowance of $23,603 and receives a car allowance of $600 per month.  Mr. Jensen has been granted a qualified option under our 2005 Stock Option Plan to purchase 500,000 shares of our common stock with an exercise price of $.28 per share. The options vest at an annual rate of 20% over a five-year period from date of grant and have a ten-year term.

The agreement also provided for Mr. Jensen to be eligible to receive incentive compensation based on (i) non-financial criteria which may be established by the Board of Directors and (ii) upon a calculation of our annual audited earnings before interest, taxes, depreciation and amortization (“EBITDA”) as a percentage of our  revenue, as follows:

	EBITDA as % of Revenue	Performance Incentive
Base:	10.0 % or Less	None
Level I:	10.1% – 12.0%	10% of EBITDA dollars above Base
Level II:	12.1% – 15.0%	12% of EBITDA dollars above Base
Level III:	> 15.0%	15% of EBITDA dollars above Base

During fiscal 2007, Mr. Jensen earned an incentive bonus of $262,000 but agreed to receive a reduced amount of $212,000.  During fiscal 2007, Mr. Jensen used approximately $52,000 (net of taxes) of his bonus to purchase 100,000 shares of unregistered common stock from the company. On February 8, 2008, Mr. Jensen was granted immediately exercisable options to purchase 100,000 shares of common stock at an exercise price of $.34 per share based on fiscal 2007 EBITDA performance. During fiscal 2006, Mr. Jensen received an incentive bonus of $43,000 based on our performance from his date of hire to the fiscal year-end. In addition, Mr. Jensen will be eligible to be awarded qualified options to purchase up to 100,000 additional shares of common stock annually, with the actual amounts contingent on achieving certain levels of EBITDA performance. In December 2006, Mr. Jensen was granted immediately exercisable options to purchase 25,000 shares of common stock at an exercise price of $.36 per share based on fiscal 2006 EBITDA performance. The right to exercise all options will accelerate in full immediately prior to any transaction or series of sequenced events in which all or substantially all of our assets or common stock are sold to or merged with a third party or third parties.  In addition, upon signing of his employment agreement, Mr. Jensen purchased 500,000 unregistered shares of our common stock at $.28 which was the closing bid price of our common stock on the date the agreement was executed.

Mr. Jensen’s employment agreement was amended in January 2008 to increase Mr. Jensen’s base salary to $250,000 per year, with such increase retroactive to October 1 2007. In addition, the amendment deleted the EBITDA-based incentive compensation measures described above, and provides instead for incentive compensation in respect of any fiscal year of up to the lesser of (x) 20% of our audited annual profit after tax, as reported in the financial statements included in our Annual Report on Form 10-KSB for such fiscal year and (y) $150,000.  During fiscal 2008, Mr. Jensen earned an incentive bonus of $150,000 and on September 30, 2008 was granted immediately exercisable options to purchase 100,000 shares of common stock at an exercise price of $.33 per share based on fiscal 2008 EBITDA performance.

In June 1999, we entered into a two-year employment agreement with Mr. Coppa pursuant to which Mr. Coppa received a salary of $130,000 per annum. In July 2006, the Compensation Committee agreed to increase Mr. Coppa’s base salary to $150,000. The agreement automatically renews for two additional years upon each anniversary, unless notice of non-renewal is given by either party. The agreement provides for payment of twelve months salary as a severance payment for termination without cause. Mr. Coppa’s employment agreement was amended in January 2008 to increase Mr. Coppa’s base salary to $161,500 per year, effective January 1, 2008. In addition, the amendment deleted the discretionary incentive compensation measures described above, and provides instead for incentive compensation in respect of any fiscal year to be based on mutually agreed performance measures as determined our Compensation Committee, with maximum potential incentive compensation in respect of any fiscal year equal to 25% of Mr. Coppa’s base salary for such fiscal year. Any increases or bonuses will be made at the discretion of our Board of Directors upon the recommendation of the Compensation Committee.

During fiscal 2008 and 2007, Mr. Coppa earned a discretionary incentive bonus of $75,000 and $51,000 respectively, based on individual and company performance.

Outstanding Equity Awards

The following table sets forth information concerning outstanding stock options for each named executive officer as of September 30, 2008:

		Number of Securities Underlying		Exercise	Option
		Unexercised Options		Price	Expiration
Name	Date of Grant	Exercisable	Unexercisable	Per Share	Date
Lyle Jensen	March 12, 2002 (1)	25,000	--	$1.51	March 12, 2012
	August 23, 2002 (2)	2,500	--	$1.80	August 23, 2012
	February 20, 2003 (3)	2,000	--	$1.95	February 20, 2013
	April 24, 2004 (3)	2,000	--	$1.10	April 24, 2014
	June 15, 2005 (3)	2,000	--	$0.51	June 15, 2015
	April 12, 2006 (4)	300,000	200,000	$0.28	April 12, 2016
	December 18, 2006 (4)	20,000	80,000	$0.35	December 18, 2016
	December 29, 2006 (5)	25,000	--	$0.36	December 29, 2016
	February 8, 2008 (5)	100,000	--	$0.34	February 8, 2018
	September 30, 2008 (5)	100,000	--	$0.33	September 30, 2018

Charles E. Coppa	July 22,1999 (2)	90,000	--	$0.53	July 22, 2009
	February 18, 2000 (1)	100,000	--	$0.50	February 18, 2010
	January 12, 2001 (2)	40,000	--	$0.40	January 12, 2011
	August 23, 2002 (2)	7,500	--	$1.80	August 23, 2012
	June 6, 2006 (4)	137,000	109,600	$0.36	June 6, 2016
	September 28, 2007 (4)	45,000	45,000	$0.35	September 28,2017

(1)	These options are non-qualified, have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant

(2)	These options were granted under the 1993 Stock Option Plan, have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant

(3)	These options were granted under the 1996 Non Employee Stock Option Plan, have a ten-year term and vested immediately on the date of grant.

(4)	These options were granted under the 2005 Stock Option Plan, have a ten-year term and vest at an annual rate of 20% over a five-year period from the date of grant.

(5)	These options were granted under the 2005 Stock Option Plan, have a ten-year term and vested immediately on the date of grant.

Director Compensation

The following table sets forth information concerning the compensation of our Directors who are not named executive officers for the fiscal year ended September 30, 2008:

Name	Fees Earned or Paid in Cash or Common Stock	Option Awards (1) (2)	All Other Compensation	Total
Maury Needham	$ --	$ --	$ --	$ --

Lew Boyd	$ 17,500	$ --	$ --	$ 17,500

Dr. Allen Kahn	$ 17,500	$ --	$ --	$ 17,500

Nick DeBenedictis	$ 17,500	$ --	$ --	$ 17,500

(1)	There were no option grants to Directors during fiscal 2008.

(2)	As of September 30, 2008, each non-employee director holds the following aggregate number of shares under outstanding stock options:

Name	Number of Shares Underlying Outstanding Stock Options
Maury Needham	578,962
Lew Boyd	45,500
Dr. Allen Kahn	51,500
Nick DeBenedictis	235,000

During fiscal 2008, the Board agreed that each outside director would receive $2,500 per quarter in recognition of the increased frequency of telephonic Board meetings. Previously, outside directors received $2,500 per meeting attended.  Effective on January 1, 2008, the Board increased the quarterly fee to $5,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of ownership of our common stock and other equity securities on Form 3 and reports of changes in such ownership on Form 4 and Form 5. Officers, directors and 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

To the best of management’s knowledge, based solely on review of the copies of such reports furnished to us during and with respect to, our most recent fiscal year, and written representation that no other reports were required, all Section 16(a) filing requirements applicable to our officers and directors have been complied with.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF AUDITORS

Upon the recommendation of the Audit Committee, the Board of Directors has reappointed Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. (“SDKAS”) to audit our consolidated financial statements for the fiscal year ending September 30, 2009. SDKAS has served as our independent registered public accounting firm since fiscal 2007.

Effective February 12, 2007, our Board of Directors dismissed Wolf & Company, P.C. as our auditors and selected Schechter, Dokken, Kanter, Andrews & Selcer, Ltd., certified public accountants based in Minneapolis, Minnesota, to serve as auditors for the fiscal year ending September 30, 2007. SDKAS had assisted our former auditor, Wolf & Company, P.C., in our annual audit during the past eight years. Given the relocation of our corporate headquarters from Massachusetts to Minnesota during fiscal 2006, our Board deemed it appropriate to select a local firm to serve as our auditor commencing in fiscal 2007.

Wolf & Company, P.C.’s reports with respect to fiscal 2006 did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal 2006 and the subsequent interim period we had no disagreements with Wolf & Company, P.C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Wolf & Company, P.C would have caused Wolf & Company , P.C to make reference to the matter in its report.

Stockholder ratification of our independent auditors is not required under Delaware law or under our Restated Certificate of Incorporation or By-Laws. A representative of SDKAS is expected to be present at the Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

If the stockholders do not ratify the selection of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors for the fiscal year ending September 30, 2009, our Board of Directors will evaluate what would be in the best interests of our company and our stockholders and consider whether to select new independent auditors for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS SELECTION OF SCHECHTER, DOKKEN, KANTER, ANDREWS & SELCER, LTD. AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2009.

INDEPENDENT PUBLIC ACCOUNTANTS

In February 2007 we selected the firm of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as our independent auditors for the fiscal year ending September 30, 2007 and they commenced providing services in conjunction with the quarter ended March 31, 2007. Our former auditors, Wolf & Company, P.C., only provided services in conjunction with the quarter ended December 31, 2006.  Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. were selected as our independent auditors for the fiscal year ending September 30, 2008.

In addition to audit services, Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. also provided certain non-audit services to us during the fiscal years ended September 30, 2007 and September 30, 2008. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of SDKAS.

Audit Fees

Audit fees billed to us during fiscal 2008 to audit our annual financial statements and to review those financial statements included in our quarterly reports on Form 10-QSB totaled $147,039.

The following table shows the aggregate fees that we paid or accrued for the audit and other services provided by SDKAS and Wolf & Company, P.C. for fiscal 2008 and fiscal 2007.

Type of Service	Amount of Fee for
	Fiscal 2008	Fiscal 2007
Audit Fees	$ 147,039	$ 145,762
Audit-Related Fees	36,833	10,828
Tax Fees	35,913	30,300
Total	$ 219,785	$ 186,890

Audit Fees. This category includes fees for the audits of our annual financial statements, review of financial statements included in our Form 10-QSB Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category consists of various accounting consultations and benefit plan audits.

Tax Fees. This category consists of professional services rendered for tax compliance, tax planning and tax advice. The services for the fees disclosed under this category include tax return preparation, research and technical tax advice.

Other Fees.  The aggregate other fees billed during fiscal 2008 and 2007 by SDKAS for the audit of our company-sponsored benefit plan was $0 and $11,500, respectively. During fiscal 2007, the aggregate fees billed by Wolf & Company for products and services provided other than services reported above was $5,750.

Pre-Approval Policies and Procedures. The Audit Committee has adopted policies which provide that our independent auditors may only provide those audit and non-audit services that have been pre-approved by the Audit Committee, subject, with respect to non-audit services, to a de minimis exception (discussed below) and to the following additional requirements: (i) such services must not be prohibited under applicable federal securities rules and regulations, and (ii) the Audit Committee must make a determination that such services would be consistent with the principles that the independent auditor should not audit its own work, function as part of management, act as an advocate of our company, or be a promoter of our company’s stock or other financial interests. The chairman of the Audit Committee has the authority to grant pre-approvals of permitted non-audit services between meetings, provided that any such pre-approval must be presented to the full Audit Committee at its next scheduled meeting.

During fiscal 2008, all of the non-audit services provided by SDKAS were pre-approved by the Audit Committee. Accordingly, the Audit Committee did not rely on the de minimis exception noted above. This exception waives the pre-approval requirements for non-audit services if certain conditions are satisfied, including, among others, that such services are promptly brought to the attention of and approved by the Audit Committee prior to the completion of the audit.

TRANSACTION OF OTHER BUSINESS

Our Board of Directors knows of no other matters which may be brought before the Meeting. If any other matters properly come before the Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

ADVANCE NOTICE PROCEDURES

Under our By-laws, nominations for a director may be made only by the Board of Directors, a committee appointed by the Board of Directors, or by a stockholder of record entitled to vote on the election of directors, who is also a stockholder at the record date of the meeting and also on the date of the meeting at which directors are to be elected, who has delivered notice to our principal executive offices (containing certain information specified in the By-laws) (i) not fewer than 60 days nor more than 90 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) if the meeting is called for a date not within 30 days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

Our By-laws also provide that no business may be brought before an annual meeting of stockholders except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereafter, who has delivered notice to our principal executive offices (containing certain information specified in the By-laws) (i) not fewer than 60 days nor more than 90 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within 30 days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

These requirements are separate and apart from and in addition to the requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934. A copy of the full text of the By-law provisions discussed above may be obtained by writing to the Corporate Secretary, GreenMan Technologies, Inc., 205 South Garfield, Carlisle, Iowa 50047.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at our next annual meeting of stockholders must be received at our principal executive offices not later than November 11, 2009. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested.

EXPENSES AND SOLICITATION

The cost of solicitation by proxies will be borne by us, in addition to directly soliciting stockholders by mail, we may request banks and brokers to solicit their customers who have our stock registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by our officers and employees may be made of some stockholders in person or by mail or telephone.

INFORMATION INCORPORATED BY REFERENCE

Our Annual Report, containing financial statements and management’s discussion and analysis of our financial condition and results of operations for the year ended September 30, 2008 is being mailed contemporaneously with this proxy statement to all stockholders entitled to vote, and is  incorporated herein by this reference.

GREENMAN TECHNOLOGIES, INC.
ANNUAL MEETING OF STOCKHOLDERS
April 7, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder of GreenMan Technologies, Inc. (the “Company”) hereby appoints Lyle Jensen and Charles E. Coppa, and each of them acting singly, with power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned, as designated, all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 7, 2009, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that properly come before the Annual Meeting, in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR all proposals.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
GREENMAN TECHNOLOGIES, INC.
April 7, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.greenman.biz/investor/2009Proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of five Directors:

☐For all nominees ☐Withhold authority for all nominees ☐For all except (see instructions below)	Nominees: O Maurice E. Needham O Lew F. Boyd O Dr. Allen Kahn O Lyle Jensen

Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: O

2. Ratify the selection of the firm of Schecter, Dokken, Kanter, Andrews, & Selcer Ltd. as independent auditors for the fiscal year ending September 30, 2009.

For	Against	Abstain
☐	☐	☐

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Please check here if you plan to attend the meeting.  ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.